                                                         EXHIBIT 10.8(b) TO 10-K


                               AMENDMENT TO LEASE


         THIS AMENDMENT made this 31st day of December, 1997, by and between NORTHEAST TERMINAL ASSOCIATES, LIMITED (hereinafter called the "Lessor"), and ABINGTON SAVINGS BANK, (hereinafter called the "Lessee").

         WHEREAS, the Lessor and Lessee entered into a Lease (hereinafter called the "Lease") on November 16, 1995, for certain Premises consisting of that certain parcel of land located at 538 Bedford Street, Abington, Plymouth County, Massachusetts consisting of 2.45 acres and the buildings thereon.

         NOW, THEREFORE, in consideration of the promises contained in the Lease, the parties hereby covenant and agree that said Lease shall be extended for a period of eighteen (18) months beginning January 1, 1998 and ending on June 30, 1999.

         It is agreed that all provisions, obligations and covenants contained in the Lease dated November 16, 1995, shall remain in effect and shall be performed and completed as agreed upon by all parties to the Lease except that the rent for said extended term shall be $75,600.00 payable in equal monthly installments for $4,200.00.

         IN WITNESS WHEREOF, this Lease Amendment has been executed by the parties hereto on the date first above written.



                                   Northeast Terminal Associates, Limited


                                   by: /s/ Dennis Barry
                                      ---------------------------------------


                                   Abington Savings Bank


                                       /s/ James P. McDonough
                                      ---------------------------------------
                                           James P. McDonough, President